SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALLEGIANT TRAVEL COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ALLEGIANT TRAVEL COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Allegiant Travel Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Allegiant Travel Company (the “Company”) will be held at our new company headquarters at 8360 S. Durango Drive, Las Vegas, Nevada 89113 on Friday, May 16, 2008 at 10:00 a.m. local time, for the following purposes:

(1)           To elect Directors;

(2)           To ratify the selection by the audit committee of our board of directors of the firm of Ernst & Young, LLP as our independent registered public accountants for the year ending December 31, 2008; and

(3)           To transact such other business as may properly come before the meeting.

Holders of the Common Stock of record at the close of business on April 15, 2008 will be entitled to notice of and to vote at the meeting.  A list of stockholders will be available at our current company’s headquarters, 3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129, and at the annual meeting.

It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please vote your shares by signing and dating the accompanying proxy and returning it promptly in the enclosed postage paid reply envelope.  This will assist us in preparing for the meeting.

By Order of the Board of Directors,

/s/ Andrew C. Levy
Andrew C. Levy,
Secretary
April 18, 2008

Las Vegas, Nevada

ALLEGIANT TRAVEL COMPANY

3301 NORTH BUFFALO DRIVE

SUITE B-9

LAS VEGAS, NEVADA 89129

(702) 851-7300

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2008

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on May 16, 2008, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Our annual meeting of stockholders will be held at our new company headquarters at 8360 S. Durango Drive, Las Vegas, Nevada 89113, on Friday, May 16, 2008, at 10:00 a.m. local time.  This proxy statement and accompanying form of proxy will be first sent or given to our stockholders on or about April 18, 2008.  Our annual report for the year ended December 31, 2007, is being sent to each stockholder of record along with this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of our independent registered public accountants.  In addition, our management will report on our performance during the 2007 year and respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 15, 2008, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.  Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.  Seating, however, may be limited.  Admission to the meeting will be on a first-come, first-served basis.  Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business.  As of the record date, we had 20,260,415 shares of common stock outstanding.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

To vote you must complete and return a written proxy card.

You can also vote in person at the meeting, and submitting your voting instructions by proxy card will not affect your right to attend and vote.  “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes.  Even after you have voted by written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.  All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Allegiant Travel Company, 3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129, Attention Andrew C. Levy, Secretary.

What are the recommendations of our board of directors?

Unless you give other instructions when voting, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.  Our board recommends a vote FOR election of the nominated slate of directors and for the ratification of Ernst & Young, LLP as our independent registered public accountants.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present.  Because directors are elected by a plurality of the votes cast, votes to “WITHHOLD AUTHORITY” with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.

Ratification of Independent Registered Public Accountants and Other Items.  To approve the ratification of our independent registered public accountants and for each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  Our management knows of no matter to be brought before the meeting other than the election of directors and ratification of independent registered public accountants.  If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

Proxies will be solicited by mail.  Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services.  Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock.  We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes.  This proxy statement and our annual report are available on our web site, www.allegiantair.com.

STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table shows information known to us with respect to beneficial ownership of our common stock as of April 15, 2008, by (A) each director, (B) each other nominee for director, (C) each of the executive officers named in the Summary Compensation Table beginning on page 20, (D) all executive officers and directors as a group and (E) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

Each stockholder’s percentage ownership in the following table is based on 20,260,415 shares of common stock outstanding as of April 15, 2008 and treating as outstanding all options held by that stockholder and exercisable within 60 days of April 15, 2008.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Maurice J. Gallagher, Jr.(1)	4,345,583	21.4%
PAR Investment Partners, L.P.(2)	2,762,666	13.6%
Robert L. Priddy (3)(5)	1,615,699	8.0%
Michael S. Falk (4)(5)	1,582,395	7.8%
ComVest II Partners, LLC (5)	1,511,496	7.5%
William Blair & Company, LLC (6)	1,334,070	6.6%
Gilder, Gagnon, Howe & Co., Inc. (7)	1,144,559	5.6%
The Guardian Life Insurance Company of America (8)	1,134,310	5.6%
Baron Capital Group, Inc. (9)	1,109,300	5.5%
Executive Officers and Directors:
Maurice J. Gallagher, Jr.(1)	4,345,583	21.4%
Gary Ellmer, nominee for director	—	—
Timothy P. Flynn	100,000	*
A. Maurice Mason	7,143	*
Robert L. Priddy(3)(5)	1,615,699	8.0%
John Redmond (10)	24,750	*
M. Ponder Harrison	262,500	1.3%
Andrew C. Levy	252,000	1.2%
Scott Sheldon (11)	1,000	*
Michael P. Baxter	—	—
All executive officers and directors as a group (9 persons)(12)	6,608,675	32.6%

*       Represents ownership of less than one percent.

(1)    The address of Maurice J. Gallagher, Jr., is 3301 N. Buffalo, Suite B-9, Las Vegas, Nevada 89129. These shares include 198,000 shares of common stock held by two entities controlled by Mr. Gallagher.

(2)    Information is based on a Schedule 13G/Amendment #2 filed with the Securities and Exchange Commission on October 10, 2007. The shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The address of PAR is One International Place, Suite 2401, Boston, Massachusetts 02110.

(3)    Mr. Priddy owns 104,203 shares in addition to the shares of ComVest Partners which may be deemed to be beneficially owned by him. See footnote 5 below. The address of this beneficial owner is One N. Clematis Street, Suite 300, West Palm Beach, Florida 33401.

(4)    Mr. Falk owns 68,899 shares in addition to the shares of ComVest Partners which may be deemed to be beneficially owned by him. See footnote 5 below. The address of this beneficial owner is One N. Clematis Street, Suite 300, West Palm Beach, Florida 33401.

(5)    Information is based on a Schedule 13D/Amendment #2 filed with the Securities and Exchange Commission on February 14, 2008, by ComVest Investment Partners II, LLC (“ComVest Investment”), ComVest II Partners, LLC (“ComVest Partners”), ComVest Group Holdings, LLC (“CGH”), Michael Falk (“Falk”) and Robert L. Priddy (“Priddy”). ComVest Partners is the managing member of ComVest Investment and CGH is the managing member of ComVest Partners. Falk and Priddy are members of the investment committee of ComVest Partners and, as such, control the disposition of investments by ComVest Investment. ComVest Investment has sole voting and dispositive power over 1,508,270 shares. ComVest Partners has sole voting and dispositive power over 3,226 shares in addition to the shared voting and dispositive power over the shares owned by ComVest Investment. CGH has shared voting and dispositive power over the shares beneficially owned by ComVest Partners. Falk and Priddy may be deemed to have shared voting and dispositive power over the shares beneficially owned by ComVest Partners, but they disclaim beneficial ownership of such shares.  The address of this beneficial owner is One N. Clematis Street, Suite 300, West Palm Beach, Florida 33401.

(6)    Information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 9, 2008, by William Blair & Company, LLC. The address of this beneficial owner is 222 W. Adams, Chicago, Illinois 60606.

(7)    Information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2007, by Gilder, Gagnon, Howe & Co., LLC. This beneficial owner has sole voting power with respect to 21,290 shares and shared dispositive power with respect to 1,144,559 shares. The shares reported include 1,101,598 shares held in customer accounts over which partners and/or employees of the beneficial owner have discretionary authority to dispose of or direct the disposition of the shares, 21,671 shares held in accounts owned by the partners of the beneficial owner and their families, and 21,290 shares held in the account of the profit-sharing plan of the beneficial owner. The address of this beneficial owner is 1775 Broadway, 26th Floor, New York, New York 10019.

 (8)   Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008, by The Guardian Life Insurance Company of America, Guardian Investor Services LLC and RS Investment Management Co. LLC. The Guardian Life Insurance Company of America is the parent company of  Guardian Investor Services LLC, which is the parent company of  RS Investment Management Co. LLC. These beneficial owners share voting and dispositive power over 1,134,310 shares. The address of this beneficial owner is 7 Hanover Square, New York, New York 10004

 (9)   Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“Bamco”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron. Bamco and BCM are subsidiaries of BCG and Ronald Baron owns a controlling interest in BCG. BCG and Ronald Baron have shared voting power with respect to 1,049,000 shares and shared dispositive power with respect to 1,109,300 shares, in each case, including shares that may be deemed to be beneficially owned by Bamco and BCM. The shares reported include shares held in investment advisory accounts over which Bamco and BCM have discretionary authority to dispose of or direct the disposition of the shares. Bamco and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than Bamco, BCM and their affiliates. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities or their investment advisory clients to the extent such shares are held by persons other than BCG or Ronald Baron. The address of this beneficial owner is 767 Fifth Avenue, New York, New York 10153.

(10)  Includes 1,000 shares of restricted stock which will vest 50% in each of October 2008 and October 2009.

(11)  Includes 1,000 shares of restricted stock which will vest one-third each in October 2008, October 2009 and October 2010.

(12)  See footnotes 1, 3, 5, 10 and 11.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding options, warrants or other rights to acquire equity securities under our equity compensation plans as of December 31, 2007:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders (a)	286,367	$14.35	2,578,830
Equity compensation plans not approved by security holders (b)	162,500	$4.40	N/A
Total	576,500	$4.59	2,586,000

(a)    The shares shown as being issuable under equity compensation plans approved by our security holders exclude restricted stock awards issued.  In addition to the above, there were 80,476 shares of non-vested restricted stock as of December 31, 2007.

(b)    The shares shown as being issuable under equity compensation plans not approved by our security holders consist of the warrants granted to our placement agent in the private placement completed in May 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to transactions during 2007, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with other than the following:  Michael Baxter filed one Form 4 late reporting the exercise of stock options and the sale of the shares received upon option exercise; each of Robert Priddy and former director Michael Falk filed two Form 4’s late reporting his respective receipt of shares upon distributions from limited liability companies in which he had an interest; and PAR Investment Partners reported three separate purchases of shares in October 2007 on a single Form 4 which was filed on November 21, 2007.

ELECTION OF DIRECTORS

Our by-laws provide that there shall be not less than three, nor more than nine, directors.  Our board of directors currently consists of five directors, and our board of directors has determined that the board shall consist of five directors for the ensuing year.  Each year, all members of our board of directors are to be elected.  All directors serve for a one-year term.

The following table sets forth certain information with respect to our board of directors as of March 31, 2008 and one additional individual nominated to serve on the board:

Name	Age	Position	Director Since

Maurice J. Gallagher, Jr.	58	Chief Executive Officer, Chairman of the Board	2001

Gary Ellmer	54	Nominee for Director	N/A

Timothy P. Flynn (2)(3)	57	Director	2006

A. Maurice Mason (1)	44	Director	2006

Robert L. Priddy (1)(2)(4)	61	Director	2005

John Redmond (1)(3)	49	Director	2007

(1)           Member of the Audit Committee

(2)           Member of the Compensation Committee

(3)           Member of the Nominating Committee

(4)           Mr. Priddy’s term as a director will expire at our 2008 annual meeting.

Nominees for Election as Directors

All of our directors are to be elected at this annual meeting.  Mr. Priddy has indicated that he would not stand for reelection to the board at the 2008 annual meeting.  The nominating committee of our board of directors has recommended, and our board of directors has approved, the nomination of all existing board members (other than Mr. Priddy) for reelection for a one-year term expiring in 2009 and the election of Gary Ellmer for a one-year term expiring in 2009.  Each elected director will hold office until his term expires and until his successor is duly elected and qualified.

It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed.  If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

Maurice J. Gallagher, Jr. has been actively involved in the management of our company since he became our majority owner and joined our board of directors in June 2001. He has served as our chief executive officer since August 2003 and was designated Chairman of the Board in September 2006. Prior to his involvement with Allegiant, Mr. Gallagher devoted his time to his investment activities, including companies which he founded. One of these companies was Mpower Communications Corp., a telecommunications company, for which he served as acting chief executive officer from 1997 to 1999 and as chairman of the board from its inception in 1996 until March 2002. Mr. Gallagher was one of the founders of ValuJet Airlines, Inc. (one of the predecessors to AirTran Airways, Inc.) and served as an officer and director of ValuJet from its inception in 1993 until 1997. From 1983 until 1992, Mr. Gallagher was a principal owner and executive of WestAir, a commuter airline.

Gary Ellmer has been nominated for election to our board of directors.  Mr. Ellmer served in senior management positions for ATA Airlines from September 2006 until February 2008, serving as chief operating officer from September 2007 until February 2008.  From April 2006 until August 2006, Mr. Ellmer served as vice president, business development for American Eagle Airlines and served as president and chief operating officer of Executive Airlines/American Eagle Caribbean from August 2002 until April 2006.  From 1998 until 2002, he served in various officer positions for American Eagle Airlines, Business Express Airlines and WestAir Commuter Airlines.

Timothy P. Flynn was elected to our board in July 2006. Since 1992, Mr. Flynn has devoted his time to his private investments. Mr. Flynn was one of the founders of ValuJet Airlines, Inc. and served as a director from its inception in 1992 until 1997. From 1982 until 1992, he served as an executive officer and director of WestAir, a commuter airline, which he founded with Mr. Gallagher in 1982. From 1979 to 1982, he served as an executive officer of Pacific Express Holding, Inc., the parent company of WestAir Commuter Airlines, Inc.

A. Maurice Mason was elected to our board in July 2006. Mr. Mason is the managing director of Kite Investments, his personal investment company which he founded in September 2002. Mr. Mason worked at Morgan Stanley Ltd. from 1994 until September 2002, last serving as a managing director. Prior to that, Mr. Mason was employed for seven years in the financial services division of GPA Group plc, an aircraft lessor. Mr. Mason also serves as a director of XS Direct Holdings Limited and Geneva Technology Limited (dba AirVOD) and as an alternate director of Tiger Airways Pte. Ltd. (Singapore). Mr. Mason is not a citizen of the United States.

John Redmond served as president and chief executive officer of MGM Grand Resorts, LLC from March 2001 until August 2007.  Prior to that, he served as co-chief executive officer of MGM Mirage from December 1999 to March 2001.  He was president and chief operating officer of Primm Valley Resorts from March 1999 to December 1999 and senior vice president of MGM Grand Development, Inc. from August 1996 to February 1999.  He has served as a director of MGM Grand Detroit, LLC since July 1997, vice-chairman from April 1998 to February 2000 and chairman since February 2000.  Prior to 1996, Mr. Redmond was senior vice president and chief financial officer of Caesars Palace and Sheraton Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc.

Timothy Flynn is the uncle of Scott Sheldon, our principal accounting officer.  Other than that, none of our current directors is related to any other director or to any executive officer of ours.

Our board of directors recommends that stockholders vote FOR each of the nominees to our board of directors.  Please note that proxies cannot be voted for more than five directors.

Committees of the Board of Directors

We have a standing audit committee, compensation committee and nominating committee.  Each committee has the right to retain its own legal and other advisors.

Audit Committee

The audit committee is currently comprised of Messrs. Mason, Priddy and Redmond, each of whom is independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.  Robert Priddy has been identified as the audit committee financial expert.  After the stockholders’ meeting, Robert Priddy will no longer be serving on the board.  It is expected that Gary Ellmer will take Robert Priddy’s position on the audit committee.  Our audit committee met three times during the 2007 year.

Our board of directors has adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter can be found on our website at www.allegiantair.com by clicking on “About Allegiant”, then “Investor Relations”, then “Corporate Governance”, and then “Committee Charters”.  Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules.

The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the auditors are independent of management.

Compensation Committee

The compensation committee is comprised of Messrs. Priddy and Flynn, each of whom is a non-employee director and is independent under the Nasdaq Stock Market listing standards.  After the stockholders’ meeting, Robert Priddy will no longer be serving on the board.  It is expected that John Redmond will take Robert Priddy’s position on the compensation committee.  Our compensation committee formally met on one occasion during 2007, and also took action by unanimous consent on several occasions.

Our board of directors has adopted a charter for the compensation committee setting forth the structure, powers and responsibilities of the compensation committee.  A copy of the charter of the compensation committee can be found on our website at www.allegiantair.com by clicking on “About Allegiant”, then “Investor Relations”, then “Corporate Governance” and then “Committee Charters”.

The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants and administers our stock option plan. Our chief executive officer and chairman of the board, Maurice J. Gallagher, Jr., provides input to the compensation committee in making compensation decisions for our other executive officers.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consists of Messrs. Priddy and Flynn.  Neither of the members of the compensation committee ever served as officers or employees of our company.  No interlocking relationship existed during the 2007 year between any executive officer of ours and the board of directors or compensation committee of another company.

Nominating Committee

The nominating committee is authorized and empowered to submit to the entire board of directors for its approval the committee’s recommendations for nominees to the board of directors.  The nominating committee consists of Messrs. Redmond and Flynn.  All of the current members of our nominating committee are independent under the rules of the Nasdaq Stock Market.  Our nominating committee did not formally meet as a committee during 2007.

The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders and recommend nominees for any committee of the board. A copy of the charter of the nominating committee can be found on our website at www.allegiantair.com by clicking on “About Allegiant”, then “Investor Relations”, then “Corporate Governance” and then “Committee Charters”.

To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness.  In determining whether to nominate an incumbent director for reelection, the nominating committee will evaluate each incumbent’s continued service, in light of the board’s collective requirements, at the time such director comes up for reelection.  When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates.  The nominating committee will review the qualifications of each candidate.  Final candidates generally will be interviewed by our chairman of the board and one or more other board members.  The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information.  Our board makes the final decision on whether to invite the candidate to join the board.

The nominating committee’s charter provides general qualifications nominees should meet.  These qualifications include the following:

•      Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders.  They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.  We endeavor to have a board representing experience in areas that are relevant to our business activities.

•      Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time.  Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, which would reasonably be expected to adversely affect his or her ability to perform the duties of a director.

•      A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to us.  The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board.  Current positions held by directors may be maintained unless the board determines that doing so would impair the director’s service to our board.

Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures.  These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year’s annual meeting of stockholders.

In addition, the nominating committee will consider for inclusion in the board’s annual slate of director nominees candidates recommended by significant, long-term stockholders.  A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting.  In order for such a nominee to be considered for inclusion with the board’s slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above.  The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating committee consider the stockholder’s nominee for inclusion with the board’s slate of nominees for the meeting.  The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.

A stockholder nominee submitted for inclusion in the board’s slate of nominees should meet the criteria for a director described above.  In addition, in evaluating stockholder nominees for inclusion with the board’s slate of nominees, the board and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.

The nominating committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation.  The policies and procedures described above are subject to change.

Meetings of our Board of Directors

Our board of directors met five times during the 2007 year.  All of our incumbent directors attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2007 year.  It is the policy of our board that at least three of its members attend each annual meeting of stockholders so that the board is adequately represented.  Two of our directors attended our annual stockholders’ meeting in 2007.

Independent members of our board may be contacted by letter directed to the named member in care of Allegiant Travel Company, Corporate Secretary, 3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129.  The sealed envelope will be sent on to the addressee by our corporate secretary.

Director Independence

Our board of directors has determined that all of our directors other than Maurice J. Gallagher, Jr., are independent under the rules of the Nasdaq Stock Market.  As Mr. Gallagher does not serve on any of the board’s committees, all committee members are independent under the rules of the Nasdaq Stock Market.

Code of Ethics

We have adopted a Corporate Code of Conduct and Ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to other directors, officers and employees of ours. The Code of Ethics is posted on our website (www.allegiant.com) and is available in print free of charge to any shareholder who requests a copy. Interested parties may address a written request for a printed copy of the Code of Ethics to our outside counsel: Robert B. Goldberg, Ellis Funk, P.C., 3490 Piedmont Road, Suite 400, Atlanta, Georgia 30305. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website.

BOARD AUDIT COMMITTEE REPORT

The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors.  Our board of directors has determined that none of the members of the audit committee has a relationship with our company that may interfere with the audit committee’s independence from our company and management.

Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America and discuss with the audit committee any issues they believe should be raised.

In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2007:

(1)           The audit committee reviewed and discussed our audited financial statements with management.  Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

(2)           The audit committee discussed with Ernst & Young, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards No. 89 and 90 (Codification of Statements on Auditing Standards) and Rule 2-07 of Regulation S-X.

(3)           The audit committee received the written disclosures and the letter from Ernst & Young, LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young, LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by Ernst & Young, LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

(4)           Based on the audit committee’s review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

A. Maurice Mason	Robert L. Priddy	John Redmond

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of March 31, 2008, are as follows:

Name	Age	Position
Maurice J. Gallagher, Jr.	58	President, Chief Executive Officer and Chairman of the Board
M. Ponder Harrison	46	Managing Director—Marketing & Sales
Andrew C. Levy	38	Chief Financial Officer, Managing Director—Planning
Michael P. Baxter	65	Senior Vice President of Operations
Scott Sheldon	30	Principal Accounting Officer

Maurice J. Gallagher, Jr. - as a director, biographical information on Mr. Gallagher is located above.

M. Ponder Harrison has served as an officer of Allegiant since October 2002 and is responsible for marketing and sales, pricing and revenue management, in-flight service, internet and intranet technologies. From June 2001 through August 2002, Mr. Harrison was president of Corporate Aircraft Partners, which was a fractional aircraft leasing and charter airline. Prior to his involvement with Corporate Aircraft Partners, Mr. Harrison devoted his time to investment activities. One of his investments is Virtual Premise, Inc., an enterprise software company, for which he has served as and remains chairman of the board. Mr. Harrison was vice president of sales and marketing for ValuJet Airlines from its commencement of business in 1993 until 1998 after its merger with AirTran. Prior to leaving AirTran in 1998, Mr. Harrison was also directly responsible for all internet-related activities. Before joining ValuJet, Mr. Harrison worked in various marketing roles at Delta Air Lines from 1983 through 1992.

Andrew C. Levy has served as an officer of Allegiant since June 2001 and is responsible for our market planning, fleet planning, scheduling, fuel risk management and corporate development. He has also served as our chief financial officer since October 2007. From February 1998 to March 2001, Mr. Levy held various management positions at Mpower Communications. From July 1996 to February 1998, Mr. Levy worked on airline advisory and transactional work as a vice president with Savoy Capital, an investment company focused on the aviation sector. From 1994 to 1996, Mr. Levy held various positions with ValuJet Airlines including director of contracts with responsibilities for stations agreements, insurance, fuel purchasing and other related activities.

Michael P. Baxter has been employed by us since July 2003, serving first as our vice president maintenance and engineering and then as our senior vice president of operations (with responsibility for flight operations, stations operations and maintenance operations) since February 2005. From July 2000 to July 2003, he served as vice president of maintenance and engineering for National Airlines, Inc. He began his career as a flight mechanic for the U.S. Air Force, after which he worked for 25 years for United Airlines, culminating as senior director of customer aircraft maintenance at United’s main maintenance facility. After retiring from United, Mr. Baxter joined AAR Corporation and held various officer-level positions the last of which was senior vice president of the Asia-Pacific region.

Scott Sheldon has served as our principal accounting officer since October 2007. Prior to that, Mr. Sheldon served as our director of accounting from May 2005 and as our accounting manager from January 2004 until May 2005. From November 2001 until January 2004, Mr. Sheldon worked as a certified public accountant for the Perry-Smith, LLP regional public accounting firm in Sacramento, California.

Scott Sheldon is the nephew of our board member, Timothy Flynn. None of our other executive officers is related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the compensation committee of our board of directors with respect to executive compensation of current management are to retain the executive team that has been in place for several years, to tie annual cash incentives to achievement of measurable corporate performance objectives, and to assure that executives’ incentives are aligned with stockholder value creation. To achieve these objectives, the compensation committee expects to implement and maintain compensation plans that tie a significant portion of executives’ overall compensation to our financial performance (including our operating margin). Overall, the total compensation opportunity is intended to create an executive compensation program that:  (i) provides for base compensation at reasonable levels, and (ii) rewards our named executive officers for profitable performance.

Our chief executive officer, Maurice J. Gallagher, Jr., has a substantial equity position. Historically, he has chosen to serve without any compensation whatsoever and expects to continue to serve without compensation into the future. As such, Mr. Gallagher does not receive base salary and does not receive equity incentive grants. Prior to 2007, Mr. Gallagher did not participate in our annual cash bonuses, but the compensation committee awarded him a cash bonus of $100,000 for the 2007 year in light of the exceptional profitability achieved by us during the year. Whether Mr. Gallagher will participate in future cash bonuses will be determined in the discretion of the compensation committee and will depend, among other factors, on our profitability in relation to our expectations and the performance of other companies in the industry.

Mr. Gallagher is expected to provide input to the compensation committee in making compensation decisions for our other executive officers.

Compensation Components

Compensation is broken out into the following components:

Base Salary. Base salaries for our managing directors have been set at the same amount per year, given the important contribution by each to our success in their respective areas of responsibility. The base salary was set in anticipation of our initial public offering, became effective in December 2006 and is considered to be in line with the base salaries generally paid to equivalent officers at other similarly sized companies in our industry. It is currently our intention that base salary increases for executives will be limited to modest increases per year.  The compensation committee expects to review base salaries during 2008 as there have been no base salary increases since December 2006.

Annual Discretionary Incentive Cash Bonus Program. We structure our annual cash bonus compensation program to reward named executive officers and other management employees (our vice presidents, director level employees and managers) for our successful performance and each individual’s contribution to that performance. For 2007, our pilots were also included in the annual cash bonuses per our agreement with them and we decided to pay bonuses to all employees employed prior to October 2007 in light of our exceptional profitability for the year. Depending on our profitability, cash bonuses may constitute a significant portion of our employees’ total compensation. No cash bonus is earned unless our operating income exceeds

5% of our revenue for the year and, in that event, the total bonus pool will not exceed 10% of operating income. The final annual bonus pool amount is determined by our compensation committee after the completion of the audit of our financial statements. For financial statement reporting purposes, the bonus is accrued throughout each year based on an estimated payment amount. Under our program, named executive officers are eligible to share in the bonus pool in an amount that is approved annually by the compensation committee. Payments under this cash bonus program are contingent upon continued employment through the actual date of payment.

Long-Term Incentive Program. We believe that long-term performance is achieved through an equity ownership culture that encourages long-term performance by our executive officers. Prior to 2007, we had not provided any long-term incentive compensation to our chief executive officer or our managing directors in light of their outright ownership of significant stock positions in our company. However, to further align their interests with those of our stockholders, the compensation committee approved the grant of options to purchase 40,000 shares to each of the two managing directors in October 2007.  The awards were set at these amounts to achieve a balance between meaningful incentives to our managing directors and reasonable compensation expense for the company.  To encourage continued employment, the options vest over a four-year period.

The compensation committee also approved the grant of 21,200 shares of restricted stock to ten employees in August 2007 to better align their interests with our stockholders.  These grants included the grant of 1,000 shares of restricted stock to Scott Sheldon, our principal accounting officer.  The grants of restricted stock vest over a three-year period to encourage continued employment throughout the vesting period.

We may consider other equity grants for our named executive officers in the future.

Other Compensation. Employment agreements were entered into with our senior officers (other than our CEO) in anticipation of our initial public offering in December 2006. We expect these employment agreements to remain in effect into the future until the compensation committee and the individual officer determine that revisions to such employment agreements are advisable. In addition, our officers participate in employee benefits generally available to our full-time employees. We have no current plans to make changes to either the employment agreements or levels of benefits and perquisites provided for our named executive officers.

401(k) Plan. In 2000, we established a 401(k) retirement plan that qualifies as a defined contribution profit-sharing plan under the Internal Revenue Code section 401(a) and includes a cash or deferred arrangement that qualifies under Code Section 401(k). The plan was established and is maintained for the exclusive benefit of our eligible employees and their beneficiaries. We make matching contributions for active participants equal to 50% of their permitted contributions, up to a maximum of 6% of the participant’s annual salary. Eligible employees are immediately 100% vested in their individual contributions and are subject to a five-year vesting schedule for our matching contributions.

Compensation of Executive Officers and Other Information

The following table shows the cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2007, 2006 and 2005 to our chief executive officer, chief financial officer and each of our three other executive officers, in all capacities in which they served.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards ($ )		Option Awards ($ )		All Other Compensation(3)	Total
Maurice J. Gallagher, Jr.	2007	—	$100,000	—		—		—	$100,000
President and Chief Executive	2006	—	—	—		—		—	—
Officer	2005	—	—	—		—		—	—
M. Ponder Harrison	2007	$185,000	300,000	—		$22,533	(4)	—	507,533
Managing Director—	2006	151,726	150,000	—		—		—	301,726
Marketing and Sales	2005	149,996	100,000	—		—		—	249,996
Andrew C. Levy	2007	185,000	300,000	—		22,533	(4)	$3,276	510,809
Chief Financial Officer,	2006	149,349	150,000	—		—		1,876	301,225
Managing Director—Planning	2005	147,500	100,000	—		—		—	247,500
Linda A. Marvin (5)	2007	185,000	—	—		—		3,931	188,931
Chief Financial Officer	2006	133,356	150,000	—		—		3,361	286,717
and Managing Director	2005	120,833	100,000	—		—		—	220,833
Michael P. Baxter	2007	194,695	200,000	—		24,960	(4)	3,933	423,588
Senior Vice President of	2006	151,726	150,000	—		24,960	(4)	6,333	333,019
Operations	2005	145,000	100,000	—		—		4,350	249,350
Scott Sheldon (6)	2007	97,500	70,000	$2,588	(4)	6,240	(4)	—	176,328
Principal Accounting Officer

(1)   The above tables do not include columns for non-equity incentive plan compensation or change in pension value and nonqualified deferred compensation earnings as none of the named executive officers received any such compensation in the years disclosed.

(2)   In prior reports, we reported bonuses in the year in which they were paid.  We have modified the reporting this year to reflect the bonus in the year to which the bonus relates.  By way of example, the bonus calculated with respect to 2007 performance and paid in March 2008 is reflected as a 2007 bonus.

(3)   All Other Compensation consists of our matching contributions under the 401(k) plan.

(4)   The value of the stock awards and stock options disclosed has been determined as set forth in Note 9 to our consolidated financial statements. The amount disclosed for each year is the portion of the value of the stock awards or options recognized for financial statement reporting during the year.

(5)   Ms. Marvin resigned as an officer as of September 30, 2007.  As such, the 2007 compensation shown for her was paid for services rendered as an officer through September 30, 2007 and for consulting services by her from October 1, 2007 through December 31, 2007.

 (6)  Mr. Sheldon served as our principal accounting officer beginning in October 2007.  He served as our director of accounting prior to that.  Compensation for years prior to 2007 is not shown for Mr. Sheldon as he did not serve as an executive officer during such period.

Stock Option Grants

We have granted stock options to our employees as follows:

Year	Shares Underlying Options	Weighted Average Exercise Price	Range of Exercise Prices
2003	—	—	—
2004	—	—	—
2005	384,000	$3.58	$3.50 - $4.50
2006	47,000	$13.00	$13.00
2007	80,000	$36.97	$36.97

Grants of Plan-Based Awards in 2007

The following table describes grants of plan-based awards to our named executive officers during 2007.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Stock Awards: Number of Shares of Stock (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock and Option Awards

Maurice J. Gallagher, Jr.	—	—	—	—	—
M. Ponder Harrison	10/25/2007	—	40,000	$36.97	$540,800
Andrew C. Levy	10/25/2007	—	40,000	36.97	540,800
Linda A. Marvin	—	—	—	—	—
Michael P. Baxter	—	—	—	—	—-
Scott Sheldon	10/01/2007	1,000	—	—	31,060

Stock Option Holdings

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options at Fiscal Year End				Number of Shares of Stock	Market Value of Shares of
Name	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	That Have Not Vested (#)	Stock That Have Not Vested ($ )
Maurice J. Gallagher, Jr.	—	—	—	—	—	—
M. Ponder Harrison	—	—	$36.97	October 25, 2017	—	—
Andrew C. Levy	—	40,000	$36.97	October 25, 2017	—	—
Linda A. Marvin	—	—	—	—	—	—
Michael P. Baxter	—	12,000	$3.50	February 1, 2015	—	—
Scott Sheldon	—	3,000	$3.50	February 1, 2015	1,000	$32,140(1)

(1)   Based on our closing stock price of $32.14 on December 31, 2007.

The following table summarizes the number of options exercised by our named executive officers in 2007 and the value realized on exercise:

OPTION EXERCISES

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($ )
Maurice J. Gallagher, Jr.	—	—
M. Ponder Harrison	—	—
Andrew C. Levy	—	—
Linda A. Marvin	—	—
Michael P. Baxter	24,000	$720,962 (1)
Scott Sheldon	6,000	168,195 (1)

(1)   Based on the sale price received by the officer upon the sale of the shares on the date of exercise.

Information concerning vesting of restricted stock grants is not provided as only one of our named executive officers has received a grant of restricted stock and none of these shares has vested as of December 31, 2007.

Employee Benefit Plans

Long-Term Incentive Plan

Our Long-Term Incentive Plan (the “2006 Plan”) was adopted by our board of directors and approved by the stockholders in April 2006. All outstanding options under the predecessor Allegiant Air 2004 Share Option Plan have been transferred to our 2006 Plan, and no further option grants will be made under that predecessor plan. The transferred options continue to be governed by their existing terms, unless our compensation committee elects to extend one or more features of our 2006 Plan to those options. Except as otherwise noted below, the transferred options have substantially the same terms as will be in effect for grants made under our 2006 Plan.

We have reserved 3,000,000 shares of our common stock for issuance under our 2006 Plan. Such share reserve consists of 500,000 shares that will be carried over from our predecessor plan, including the shares subject to outstanding options thereunder. In addition, no participant in our 2006 Plan may be granted stock options for more than 100,000 shares of our common stock per calendar year.

The individuals eligible to participate in our 2006 Plan include our officers and other employees, our non-employee board members and any consultants we engage.

Our 2006 Plan is administered by the compensation committee. This committee determines which eligible individuals are to receive option grants, the time or times when such option grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, and the terms and conditions of each award including, without limitation, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding, provided that no option term may exceed ten years measured from the date of grant.

Vesting of any option grant is contingent on continued service with us. Upon the cessation of an optionee’s service, any unvested options will terminate and will be forfeited. Any vested, but unexercised options (i) will terminate immediately if the optionee is terminated for misconduct, or (ii) if the cessation of service is other than for misconduct, will remain exercisable for such period of time as determined by the compensation committee at the time of grant and set forth in the documents evidencing the option. The compensation committee has the discretion, however, at any time while the option remains outstanding to (i) extend the period of time that the option may be exercisable following the cessation of an optionee’s service (but not beyond the term of the option) and (ii) permit the optionee to exercise following a cessation of service options that were not vested at the time of the cessation of service.

The exercise price for the shares of the common stock subject to option grants made under our 2006 plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

The compensation committee has the authority to cancel outstanding options under our option plan, in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

In the event we are acquired by a merger, a sale by our stockholders of more than 50% of our outstanding voting stock or a sale of all or substantially all of our assets, each outstanding option under our option plan which will not be assumed by the successor corporation or otherwise continued in effect may accelerate in full. However, the compensation committee has complete discretion to structure any or all of the options under the option plan so those options will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation or otherwise continued in effect. Alternatively, the compensation committee may condition such accelerated vesting upon the subsequent termination of the optionee’s service with us or the acquiring entity.

We intend that any compensation deemed paid by us in connection with the exercise of options granted under our option plan for the disposition of the shares purchased under those options will be regarded as “performance-based,” within the meaning of Section 162(m) of the Internal Revenue Code and that such compensation will not be subject to the annual $1 million limitation on the deductibility of compensation paid to covered executive officers which otherwise would be imposed pursuant to Section 162(m).

For accounting purposes, compensation expense related to equity based awards under the 2006 Plan are measured and recognized in accordance with SFAS No. 123(R).

Our board may amend or modify the 2006 Plan at any time, subject to any required stockholder approval, or participant consent. The 2006 Plan will terminate no later than March 31, 2016.

Director Compensation

Four of the five current members of our board of directors are either management or represent substantial investors in our company prior to our initial public offering. As such, none of these directors received any cash or stock compensation from us during 2007, nor are they to receive any compensation as directors. Our directors are reimbursed for their out-of-pocket expenses incurred in participating in our meetings. New members of our board of directors will receive compensation of $5,000 per quarter for their service on our board of directors or any committee of our board, and will also be reimbursed for their out-of-pocket expenses. Any new director who has not been in our prior employ will receive an initial grant of 1,000 shares of restricted stock on the date such individual joins the board. The restricted stock will vest over a period of two years upon the director’s completion of each year of board service over the two-year period measured from the grant date. In addition, on the date of each annual stockholders meeting, each board member (other than board members who are management or represent our pre-public offering investors) who is to continue to serve as a board member will automatically be granted 1,000 shares of restricted stock, provided such individual has served on our board for at least six months. The restricted shares subject to each annual automatic grant will vest upon the director’s completion of one year of board service measured from the grant date.

The following table illustrates the compensation paid to our non-management directors during 2007:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($ )	Stock Awards ($ )		All Other Compensation ($ )	Total ($ )
Timothy P. Flynn	—	—		—	—
A. Maurice Mason	—	—		—	—
Robert L. Priddy	—	—		—	—
John Redmond	$5.000	$3,542	(1)	—	$8,542

(1) Per our director compensation policy, Mr. Redmond received a grant of 1,000 shares of restricted stock upon his election to the board in October 2007.  The grant date fair value of this equity award was $34,000 as calculated in accordance with FAS Statement No. 123R.  The 1,000 shares of restricted stock granted to Mr. Redmond were outstanding (and not vested) as of December 31, 2007.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

We have entered into employment agreements with M. Ponder Harrison, Andrew C. Levy and Michael P. Baxter. Under each agreement, the officer is entitled to a base salary and to participate in any bonus program we may adopt. Each officer would receive six months severance pay in the event of termination without cause, resignation for good reason or a change in control. Each officer has agreed not to compete with us for a period of six months after termination of employment.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee is responsible for, among other things, reviewing and approving salary, bonus and other compensation for our executive officers, and setting the overall compensation principles that guide the committee’s decision-making.  The compensation committee has reviewed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement and discussed it with management.  Based on the review and discussions with management, the compensation committee recommended to our board of directors that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE
Timothy P. Flynn	Robert L. Priddy

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PARTY TRANSACTIONS

Since January 1, 2007, we have been a party to transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of our capital stock or any member of their immediate families had a direct or indirect material interest. The related party transactions since January 2007 are described below.

In May 2007, we entered into a lease for approximately 58,000 square feet of office space in a building to be constructed in Las Vegas, Nevada. We will combine all of our Las Vegas off-airport operations into this office and the landlord has agreed to assume the balance of our two existing leases in Las Vegas. We have begun to occupy the new office as of April 1, 2008. The lease has a ten-year term with two five-year renewal options, but we have the right to terminate the lease after seven years and the right to purchase the building from the landlord after the third year of the lease. The initial base rental is approximately $1.3 million per year and is subject to escalation. We are also responsible for our share of common area maintenance charges. The landlord is a partnership in which certain of our officers and directors (Maurice J. Gallagher, Jr., Timothy P. Flynn, John Redmond and M. Ponder Harrison) own significant interests as limited partners. During 2007, we paid a security deposit of $110,000 under this lease.  Payments of rent will begin in 2008.  The disinterested members of our board of directors and audit committee determined that the terms of the lease are at least as favorable as we could receive in an arms length transaction

As our predecessor was a limited liability company, the members were taxed on the income earned by us until the reorganization into a corporation was consummated in December 2006. We made distributions to our members to enable them to pay their respective income taxes. These distributions are reflected in our statements of cash flows and statements of stockholders’ equity. We received a net amount of $1.4 million from our members during 2007 as a result of the true-up of tax payments after the reorganization.

In previous years, Mr. Gallagher provided loans to us for working capital purposes or to finance a part of the purchase price of aircraft. The largest amount outstanding during 2007 was approximately $0.9 million. The debt bore interest at 8% per annum, was payable monthly and was to mature in April 2007. This debt was repaid in full in January 2007.

We believe all of the transactions set forth above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties. All future transactions, including loans, if any, between us and our officers, directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, directors or five percent stockholders are affiliated, will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected Ernst & Young, LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2008.  Ernst & Young, LLP has audited our financial statements since 2003.  At the meeting, our stockholders will be asked to ratify the selection of Ernst & Young, LLP as our independent registered public accountants for 2008.

Although there is no requirement we submit the appointment of independent registered public accountants to stockholders for ratification or that the appointed auditors be terminated if the ratification fails, our audit committee will consider the appointment of other independent registered public accountants if the stockholders choose not to ratify the appointment of Ernst & Young, LLP and may retain that firm or another without re-submitting the matter to our stockholders.  Even if the appointment is ratified, however, the audit committee of our board of directors may, in its discretion, direct the appointment of different independent registered accountants during the year, if the audit committee determines such a change would be in our best interests.

Representatives of Ernst & Young LLP are expected to be available in person during the annual meeting and while they do not plan to make a statement (although they will have the opportunity to do so), they will be available to respond to appropriate questions from stockholders.

Our board of directors recommends you vote FOR ratification of the appointment of Ernst & Young, LLP as our independent registered public accountants.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed by Ernst & Young, LLP for the audit of our annual financial statements and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $669,000 for the year ended December 31, 2007 and $912,000 for the year ended December 31, 2006.

Audit-Related Fees

No fees were billed by Ernst & Young, LLP for assurance and related services that were reasonably related to the performance of the audit referred to above during 2007 or 2006.

Tax Fees

The aggregate fees billed by Ernst & Young, LLP for tax compliance, tax advice or tax planning services during 2007 were approximately $10,000.  No fees were billed for these services during 2006.

All Other Fees

There were no non-audit services rendered by Ernst & Young, LLP in 2007 or 2006.

All non-audit services require an engagement letter to be signed prior to commencing any services.  The engagement letter must detail the fee estimates and the scope of services to be provided.  The current policy of our audit committee is the audit committee must be informed of the non-audit services in advance of the engagement and the audit committee’s responsibilities in this regard may not be delegated to management. No non-audit services were rendered that were not  in compliance with this policy.

STOCKHOLDER PROPOSALS

We currently expect to hold our 2009 annual meeting of stockholders in May and to mail proxy materials in April 2009.  In that regard, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2009 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129, Attention: Andrew C. Levy, Secretary, not later than December 19, 2008.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you write us c/o Robert B. Goldberg, Esq., Ellis Funk, P.C., Suite 400, 3490 Piedmont Road, NE, Atlanta, Georgia 30305, or call us at (404) 233-2800.  If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement.  If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  YOUR COOPERATION WILL BE APPRECIATED.  YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Andrew C. Levy
Andrew C. Levy,
Secretary

ALLEGIANT TRAVEL COMPANY

2008 ANNUAL STOCKHOLDERS MEETING

8360 SOUTH DURANGO DRIVE

LAS VEGAS, NEVADA 89113

FRIDAY, MAY 16, 2008

10:00 a.m. (Pacific Time)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2008

ALLEGIANT TRAVEL COMPANY

The undersigned hereby appoints Andrew C. Levy and M. Ponder Harrison, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on April 15, 2008, at the Annual Meeting of the Stockholders to be held on May 16, 2008 at 10:00 a.m. (local time) at the Company’s new headquarters at 8360 South Durango Drive, Las Vegas, Nevada 89113, or any adjournment thereof.

ALLEGIANT TRAVEL COMPANY

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please Mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3.   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS:	FOR	WITHHOLD AUTHORITY
	☐	☐

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

Gary Ellmer	Timothy P. Flynn	Maurice J. Gallagher, Jr.

A. Maurice Mason	John Redmond

2.  RATIFICATION OF ERNST & YOUNG, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon.  When shares are held in more than one name, each should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.